Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DECOSIMO CERTIFIED PUBLIC ACCOUNTANTS	Joseph Decosimo and Company, PLLC Suite 1100 - Two Union Square Chattanooga, Tennessee 37402 www.decosimo.com

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-105946 and No. 333-117973) and in the related prospectuses, of First Security Group, Inc., of our report, dated February 4, 2005, included in this Annual Report on Form 10-K of First Security Group, Inc. for the year ended December 31, 2004.

/s/JOSEPH DECOSIMO AND COMPANY PLLC
March 15, 2005